UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0549190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
6.000% Notes due December 1, 2059	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-216126

Securities to be registered pursuant to Section 12(g) of the Act: None

SEC Form 8-A

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 6.000% Notes due December 1, 2059 (the "Notes") issued by Ford Motor Company (the "Company"). The Notes are described in the Company's Prospectus Supplement dated December 4, 2019, to its Prospectus dated February 17, 2017, under the heading "Description of Notes". The Prospectus Supplement and the related Prospectus were filed with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement No. 333-216126 by the Company pursuant to Rule 424(b)(2) on December 5, 2019 and February 17, 2017, respectively.

Item 2. Exhibits.

Designation	Description	Method of Filing
Exhibit 3-A	Restated Certificate of Incorporation of Ford Motor Company, dated August 2, 2000.	Filed as Exhibit 3-A to Ford Motor Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference. File No. 1-3950.
Exhibit 3-B	By-Laws of Ford Motor Company as amended through February 11, 2015.	Filed as Exhibit 3.2 to Ford Motor Company’s Form 8-A/A filed on September 11, 2015 and incorporated herein by reference. File No. 1-3950.
Exhibit 4-A	Indenture dated as of January 30, 2002 between Ford Motor Company and The Bank of New York Mellon, as successor Trustee to JPMorgan Chase Bank, relating to Debt Securities.	Filed as Exhibit 4.1 to Ford Motor Company’s Registration Statement No. 333-194060 and incorporated herein by reference.

SEC Form 8-A

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORD MOTOR COMPANY

Dated: December 11, 2019	By: /s/ Corey M. MacGillivray
Name: Corey M. MacGillivray
Title: Assistant Secretary

SEC Form 8-A